Exhibit 99.2

Fourth Quarter 2021 Earnings Presentation

Forward looking statements 2 When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions . These forward - looking statements include information about possible or assumed future results with respect to our business, financial condition, liquidity, results of operations, plans and objectives . Statements regarding the following subjects, among others, may be forward - looking : risks related to the COVID - 19 pandemic, including the pandemic’s effect on the general economy and our business, financial position and results of operations (including, among other potential effects, increased delinquencies and greater than expected losses in our whole loan portfolio) ; changes in interest rates and the market (i . e . , fair) value of MFA’s residential whole loans, MBS and other assets ; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in MFA’s portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows ; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans in MFA’s residential whole loan portfolio ; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings ; implementation of or changes in government regulations or programs affecting MFA’s business ; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modifications, foreclosures and liquidations ; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board deems relevant ; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes ; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940 , as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage - related interests ; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market ; expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e . g . , taxes, insurance, maintenance expenses, etc . on the underlying property) and the amount ultimately realized upon resolution of the asset ; targeted or expected returns on MFA’s investments in recently - originated loans, the performance of which is, similar to MFA’s other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing cost associated with such investments ; risks associated with MFA’s investments in MSR - related assets, including servicing, regulatory and economic risks, risks associated with our investments in loan originators, risks associated with investing in real estate assets, including changes in business conditions and the general economy and risks associated with the integration and ongoing operation of Lima One Holdings, LLC (including, without limitation, unanticipated expenditures relating to or liabilities arising from the transaction and/or the inability to obtain, or delays in obtaining, expected benefits (including expected growth in loan origination volumes) from the transaction) . These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward - looking statements it makes . All forward - looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available . Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date on which they are made . New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA . Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise .

Executive summary 3 • Q 4 2021 financial results • Full year 2021 portfolio and financial highlights • Investment portfolio and asset - based financing composition • MFA recognition

2021 fourth quarter financial results 4 • GAAP earnings of $ 35 . 9 million or $ 0 . 08 per basic common share • Net interes t income increased by 13 % fro m $ 62 million to $ 70 million • $ 42 . 6 million of net losses on residential whole loans at fair value, partially offset by $ 7 . 2 million of gains on derivative hedge positions and securitized debt held at fair value • $ 24 . 0 million revaluation gain on a minority originator investment • $ 13 . 0 million of origination, servicing and other fee income at Lima One • Paid $ 0 . 11 dividend to common shareholders on January 31 , 2022 • Relative book value stability in a volatile quarter for rates • GAAP book value down $ 0 . 04 , or 0 . 8% , to $ 4 . 78 per common share • Economic book value (EBV) (1) down $ 0 . 10 , or 1 . 9% , to $ 5 . 15 per common share • Economic return of 1 . 5% (GAAP) and 0 . 2% (EBV) for fourth quarter • Leverage ratio of 2 . 5 : 1 as of December 31 , 2021 (1) Economic book value is a Non - GAAP measure. Refer to slide 21 for further information regarding the calculation of Economic book value.

2021 fourth quarter financial results (cont’d) • Acquired $ 1 . 4 billion of loans in fourth quarter • Continued successful execution of asset acquisition strategy • Loan portfolio increased by over $ 830 million to $ 7 . 9 billion after portfolio runoff • Q 4 loan acquisitions include approximately $ 950 million of Non - QM loans and $ 500 million of funded business purpose loan originations and draws at Lima One • Completed three securitizations (Agency Investor and SFR Loans) totaling $ 937 million • Net interest income increased 13 % to $ 70 . 1 million • Took advantage of strong housing market to liquidate REO properties • Sold $ 53 . 9 million of REO properties for a net gain of $ 10 . 1 million • REO portfolio is $ 156 million as of 12 / 31 / 21 • Repurchased 8 . 5 million shares in fourth quarter at an average price of $ 4 . 4 2 per share 5

2021 full year portfolio and financial highlights • Asset acquisitions of $ 4 . 6 billion and net portfolio growth of $ 2 . 4 billion : • Includes $ 2 . 2 billion of Non - QM, $ 1 . 1 billion of Agency Investor and $ 1 . 3 billion (including draws on Rehabilitation loans) of Business Purpose Loans . • 49 % loan portfolio growth from $ 5 . 3 billion at 12 / 31 / 20 • Completed eight securitizations across multiple asset classes totaling $ 2 . 6 billion • Net interest income increased 47 % from $ 164 . 1 million to $ 241 . 9 million • Favorable market conditions for real estate benefited our overall results : • Sold $ 187 . 9 million of REO properties for a net gain of $ 23 . 5 million • $ 44 . 9 million of CECL reserve releases • Strong overall returns : • GAAP book value increased 5 . 3% , EBV increased 4 . 9% . • Economic return of 14% (GAAP) and 13% (EBV) • Total shareholder return for 2021 of 27 . 6% • Repurchased 20 . 1 million shares in 2021 at an average price of $ 4 . 2 6 per share 6

7 • Another successful quarter for asset acquisitions, with net loan portfolio growth of $832 million: • $1.4 billion loan purchases and originations • Approximately $950 million Non - QM loan purchases, and $500 million funded BPL originations and draws • At 12/31/21, 58% of our asset backed financing arrangements are on non mark - to - market terms • Total weighted average financing cost at 12/31/21 of 2.3% versus 2.2% at 9/30/21. Securitizations continue to benefit borrowing costs with termed - out non - recourse and non - mark - to market debt. Amounts in the pie charts are in billions as of 12/31/21 (1) Business Purpose Loans comprise $0.7 billion of Rehabilitation Loans and $1.0 billion of Single Family Rental Loans at 12 /31 /21. (2) The Fair Value option was elected on these loans at acquisition as they were more than 60 days delinquent. At 12/31/21, a ppr oximately 54% of this portfolio was less than 60 days delinquent. (3) PCD or Purchased Credit Deteriorated loans were generally purchased at a discount (typically as re - performing loans) that re flected, at least in part, the prior credit performance of underlying borrower. Investment portfolio and asset based financing composition

MFA recognition • MFA included in 2022 Bloomberg Gender Equality Index • Third consecutive year of inclusion for MFA • One of 418 global public companies in 11 sectors across 45 countries and regions • Attestation of MFA’s commitment to and support of gender equality • MFA certified as a “Great Place to Work” ( January 2022 ) • Certified by Great Place to Work Institute, Inc . • Based on employee validation through engagement survey • Important affirmation of MFA’s culture particularly in world of virtual recruitment • 50 / 50 Women on Boards • Recognized since 2018 and MFA is rated at highest level of gender - balance 8

MFA FINANCIAL, INC.

Loan portfolio growth continues to drive higher net interest income

Summary Income Statement	Q4 2021 $ in mm	Q3 2021 $ in mm
Net Interest Income:		
Loans [1]	59.2	55.2
Securities [2]	13.6	9.9
Other interest earning assets and interest bearing liabilities	(2.7)	(3.3)
Net Interest Income	$ 70.1	$ 61.8
Net reversal of provision for credit losses	3.5	9.7
Net reversal of provision for credit losses	$ 3.5	$ 9.7
Other Income, net:		
Net MTM and other net gains on loans measured at fair value [1]	(42.6)	21.8
Purchase accounting related gain on investment in Lima One common equity	—	38.9
Impairment and other gains and losses on securities available-for-sale and other assets	24.0	10.0
Lima One - origination, servicing and other fee income	13.0	9.6
REO related net gains	9.1	6.8
Other miscellaneous net investment income	11.3	7.3
Other Income, net:	$ 14.8	$ 94.4
Operating and Other Expenses	(41.0)	(30.1)
Amortization of intangible assets	(3.3)	(3.3)
Preferred dividends	(8.2)	(8.2)
Net Income Available to Common Shareholders	$ 35.9	$ 124.3
Earnings Per Basic Common Share	$ 0.08	$ 0.28

(1) Starting in Q2 2021 interest income on loans held at fair value is presented within net interest income. Amounts shown in Net MTM and other net gains on loans measured at fair value primarily reflect loan market value changes.

(2) Includes CRT securities and MSR-related assets.

Key items impacting results:

- Net interest income increased to $70.1 million:
  - Overall 13% increase compared to Q3
  - Loan net interest income increased 7% reflecting portfolio growth and continued low financing costs
- CECL reserve release of $3.5 million, due to the impact of lower balances and assumption changes
- Other income includes:
  - $42.6 million of losses on residential whole loans at fair value, partially offset by $7.2 million gains on hedges and securitized debt
  - $24.0 million gain recorded in connection with a minority investment
  - Lima One origination, servicing and related investment activities reflect another record quarter for originations
  - Continued successful REO liquidations
- Higher Operating and other expenses reflecting higher compensation related costs, including due to higher origination volumes at Lima One

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Strong economic fundamentals support mortgage credit 10 19.6% 4.0% 0.47% 0.92 mm Source: Zillow Source: NY FED Source: BLS Source: Zillow

Non - QM investments • We purchased or committed to purchase approximately $950 million of Non - QM loans in the fourth quarter of 2021 • Additional securitizations expected to close in Q1 2022 • Portfolio credit performance continues to improve with 60+ days delinquencies down to 3.5% • The level of borrowers currently receiving COVID assistance has effectively dropped to zero Portfolio Statistics (12/31/21) WA LTV 66% Total UPB (in millions) $3,361.20 WA FICO 731 WA Coupon 5.25% Avg Balance $501,217 Hybrid ARM’s 37% Fixed Rate 63% 60+ Days Delinquent 3.5% 3 - Month CPR 33% Top 2 States CA 59% FL 15% 11 June - 20 Sep - 20 Dec - 20 Mar - 21 June - 21 Sep - 21 Dec - 21 Loan Count 5,947 5,656 5,405 5,442 5,390 5,846 6,706 Total UPB ($ millions) 2,501.5 2,397.2 2,294.1 2,289.8 2,363.3 2,738.0 3,361.2 % Current 97.2% 88.2% 89.0% 88.0% 89.5% 92.3% 94.2% % 30 Days 1.0% 3.0% 3.1% 4.1% 2.7% 2.4% 2.3% % 60+ Days 1.8% 8.8% 7.9% 7.9% 7.8% 5.3% 3.5 % LTV 63.6% 63.6% 63.8% 63.5% 63.6% 64.4% 65.5% % COVID - 19 Impact 31.5% 32.0% 31.5% 28.9% 26.0% 18.1% 12.5% % Active Deferral 30.6% 0.1% — % — % — % — % — % % Active Forbearance 0.6% 2.2% 2.8% 0.1% 0.1% — % — %

Agency eligible investor loans • A recent letter from FHFA and Treasury suspended the 7% cap on Fannie Mae and Freddie Mac investor loan purchases • The suspension will limit the size of this opportunity going forward • The dislocation in the market allowed us to purchase over $1 billion of loans at attractive levels • We completed two securitizations of agency eligible investor loans in the 4th quarter. 12 Portfolio Statistics (12/31/21) WA LTV 62% Total UPB (in millions) $1,060.5 WA FICO 767 WA Coupon 3.40% Avg Balance $382,847 Hybrid ARM’s 0% Fixed Rate 100% 60+Days DQ 0% Top 2 States CA 41% NY 10%

PCD/RPL portfolio (1) delinquency characteristics as of 12/31/2021 • 81% of our RPL portfolio is less than 60 days delinquent as of 12/31/2021 • On average, 29% of the 60+ days delinquent loans are making payments • Prepay speeds have steadily increased as borrowers have more opportunities to refinance • 27% of the RPL portfolio has been granted forbearance plans related to the COVID pandemic ▪ Although borrowers have received forbearance plans, many continue to make payments and are contractually current 13 (1) Includes Purchased Credit Deteriorated (PCD) and certain other loans that were purchased as re - performing Loans, but were no t classified as PCD loans for accounting purposes.

Performance of Non-Performing[1] loans purchased before 12/31/20

	Acquisition Year						
	2014	2015	2016	2017	2018	2019	Total
Loan Count	743	2,353	1,007	3,124	1,848	1,264	10,339
UPB Purchased (in millions)	161.3	619.6	280.2	704.7	497.3	227.3	2,490.4
Status 12/31/2021							
Performing[2]/PIF	37 %	28 %	29 %	42 %	51 %	37 %	38 %
Liquidation/REO	55 %	60 %	63 %	44 %	35 %	37 %	49 %
Non-Performing	8 %	12 %	8 %	14 %	14 %	26 %	13 %
Total	100 %	100 %	100 %	100 %	100 %	100 %	100 %

- Through diligent asset management we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution.
- 49% of our NPL portfolio has liquidated or reverted to REO. We continue to aggressively liquidate REO properties as the market conditions are favorable. Over the quarter, we sold almost 3 times more properties than the number of loans converted to REO.
- Measured by UPB at purchase, 38% (or approximately 4,200) of loans that were non-performing at purchase are either performing or have paid in full as of December 2021.
- 75% of MFA modified loans are either performing today or have paid in full.

[1] Non-Performing at purchase defined as greater than or equal to 60 days delinquent
[2] Performing as of 12/31/2021 defined as less than 60 days delinquent or made a full P&I payment in December 2021

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Business purpose loans – Lima One • Lima One originated over $600 million (1) in the fourth quarter, a 50% increase from the third quarter and a record quarter for the company. Approximately $200 million of originations in January 2022. • Full year 2021 originations of over $ 1 . 6 billion (1) . Significantly exceeded acquisition assumptions of $ 1 . 2 billion . ◦ Team executing efficiently on strategic plan . ◦ Improved financing costs (warehouse and securitization) and clear strategic objectives led to competitive pricing and increased demand across all Lima loan products . ◦ Increased brand recognition . Lima is nationally known as a leading BPL originator . ◦ Operational efficiency and flexibility in ramping up origination quickly . • $10.2 million net contribution (2) from Lima One’s origination and servicing activities in the quarter, representing an annualized return on allocated equity of approximately 30%. • We see good opportunities for Lima to continue to grow and expect higher origination volumes in 2022. • Closed our second business purpose rental loan securitization in the fourth quarter. 15 (1) Origination amounts are based on the maximum loan amount, which includes amounts initially funded plus any committed, but un drawn amounts. (2) Includes loan origination fair value gains, origination and other fee income, less G&A expenses.

Business purpose loans – Rehabilitation loans • The Fix and Flip portfolio grew by $137 million to $731 million UPB at December 31, 2021. A 23% increase over third quarter 2021. • Loan acquisition activity remained elevated due to the acquisition of Lima One: • We acquired $216 million UPB ($371 million max loan amount) in the fourth quarter. • In addition, we have added over $78 million UPB (over $112 million max loan amount) so far in the first quarter of 2022. • With the sustained pick - up in acquisition activity we are exploring securitization options for the Fix and Flip portfolio. Portfolio Statistics (12/31/21) UPB (in millions) $731 Undrawn commitments (millions) $286 Maximum Loan Amount (millions) $1,017 WA ARV - LTV* 67% WA As - Is/Purch. LTV** 71% WA FICO 735 WA Loan Age (months) 6 WA Passthrough Rate 7.18% 3 mth Repayment Rate (CPR) 58% 60+ Days DQ 15% 60+ Days DQ UPB (millions) $109 * WA ARV - LTV: Weighted average after repair loan to value at origination **WA As - Is/Purch. LTV: Weighted average As - Is value or purchase value (when available) at origination 16 • 60+ day delinquency was almost unchanged at $109 million in the fourth quarter. 60+ day delinquency as a percentage of UPB decreased 3% to 15% at the end of the quarter. • Active asset management, low initial LTVs and annual national HPA of over 15% have led to acceptable outcomes. • Seriously delinquent loans continue to decline as a meaningful amount pays off in full or cures. • We have collected approximately $6.5 million in default interest and extension fees since inception across our Fix and Flip loans.

Business purpose loans – Single Family Rental Loans • The SFR portfolio continues to exhibit strong performance, delivering attractive yields and good credit performance: • Fourth quarter yield: 5.16% • 60+ day delinquency rate decreased 0.9% to 2.6% • Three month prepayment rate of 21% • SFR portfolio grew by 29% in the fourth quarter: • We acquired $249 million in the fourth quarter. • The acquisition of Lima One has meaningfully increased the pace of SFR loan portfolio growth • Further, we have added over $81 million so far in the first quarter of 2022 SFR Portfolio Statistics (12/31/21) UPB (millions) $924 WA LTV 70% WA FICO 732 WA DSCR* 1.53x WA Coupon 5.60% WA Loan Age (months) 11 Hybrid ARM’s 31% 4th Quarter Yield 5.16% 3mth Prepayment Rate (CPR) 21% 60+ Days DQ 2.6% *WA DSCR: Weighted average debt service coverage ratio 17 • We closed our second rental loan securitization in the fourth quarter . • $ 284 . 2 million of loans were securitized • Bonds sold represent 91 . 5 % of loan UPB • Weighted average coupon of bonds sold was 2 . 15% • Large portion of our SFR financing is non - mark - to - market and/or through securitization : • 75 % of SFR financing was non - mark - to - market at the end of the fourth quarter • 57 % of SFR financing was through securitizations at the end of the fourth quarter • We expect to continue to programmatically execute securitizations to efficiently finance our SFR loans

Summary • Solid fourth quarter 2021 results in a volatile rate environment : • $ 0 . 08 EPS and relatively stable book value • Continued success in acquiring assets . Net loan portfolio growth of 49 % in 2021 • Further sequential quarter growth in loan portfolio and in net interest income • Continue to tap securitization markets to access term, non - recourse funding • Second consecutive record quarter for loan originations at Lima One led to another significant contribution to our quarterly results • Strong housing fundamentals have positive implications for mortgage credit and the performance of our portfolio 18

Additional Information

• MFA Board of Directors authorized $ 250 million share repurchase program in November 2020 for repurchases through the end of 2022 • Adopted 10 b 5 - 1 plan in December 2021 • 10 b 5 - 1 plan permits share repurchases during closed window periods • Share repurchases in Q 4 2021 of 8 . 5 million shares at an average price of $ 4 . 42 (including commissions) • Subsequent to the end of the quarter through February 18 , 2022 , we repurchased an additional 7 . 9 million shares of common stock at an average price of $ 4 . 43 per share, leaving approximately $ 45 . 5 million of remaining capacity under the existing authorization 20 MFA share repurchase program

Reconciliation of GAAP book value to Economic book value

"Economic book value" is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt[1] held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders' equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our residential mortgage investments and certain associated financing arrangements, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of GAAP book value per common share to our non-GAAP Economic book value per common share as of the end of each quarter since Q2 2020.

(In Millions, Except Per Share Amounts)	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
GAAP Total Stockholders' Equity	$ 2,542.8	$ 2,601.1	$2,526.5	$ 2,542.3	$ 2,524.8	$ 2,565.7	$ 2,521.1
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders' Equity for book value per common share	**$ 2,067.8**	**$ 2,126.1**	**$2,051.5**	**$ 2,067.3**	**$ 2,049.8**	**$ 2,090.7**	**$ 2,046.1**
Adjustments:							
Fair value adjustment to Residential whole loans, at carrying value	153.5	198.8	206.2	203.0	173.9	141.1	(25.3)
Fair value adjustment to Securitized debt, at carrying value *(1)*	4.3	(8.0)	(8.9)	(3.6)	(5.1)	(3.5)	18.0
Stockholders' Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value) *(1)*	**$ 2,225.6**	**$ 2,316.9**	**$2,248.8**	**$ 2,266.7**	**$ 2,218.6**	**$ 2,228.3**	**$ 2,038.8**
GAAP book value per common share	$ 4.78	$ 4.82	$ 4.65	$ 4.63	$ 4.54	$ 4.61	$ 4.51
Economic book value per common share *(1)*	**$ 5.15**	**$ 5.25**	**$ 5.10**	**$ 5.08**	**$ 4.91**	**$ 4.92**	**$ 4.50**
Number of shares of common stock outstanding	432.6	440.9	440.8	446.1	451.7	453.3	453.2

(1) Economic book value per common share for periods prior to December 31, 2021 have been restated to include the impact of fair value changes of securitized debt held at carrying value.

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22 GAAP Economic Book value per common share as of 9/30/21 $4.82 $5.25 Net income available to common shareholders 0.08 0.08 Common stock dividends declared (0.11) (0.11) Impact of share repurchases 0.01 0.01 Fair value changes attributable to residential mortgage securities and MSR term notes, and other (0.02) (0.02) Change in fair value of residential whole loans reported at carrying value under GAAP — (0.09) Change in fair value of securitized debt at carrying value under GAAP — 0.03 Book value per common share as of 12/31/21 $4.78 $5.15 Relative book stability in a volatile quarter for rates

Allowance for credit losses - Loans held at carrying value • Allowance for credit losses for residential whole loans held at carrying value decreased during the quarter by $4.7 million, primarily due to lower loan balances and adjustments to certain macro - economic and loan prepayment speed assumptions used in our credit loss forecasts • Changes in credit loss allowances are recorded in periodic GAAP earnings • Ongoing CECL accounting does not impact calculation of Economic book value 23 Three Months Ended December 31, 2021 (Amounts In Thousands) Non - QM Loans Rehabilitation Loans (1) Single - family Rental Loans Seasoned Performing Loans Purchased Credit Deteriorated Loans Totals Allowance for credit losses at beginning of period $9,689 $8,685 $1,634 $50 $24,044 $44,102 Current period provision (1,400) (706) (178) (4) (1,142) (3,430) Write - offs — (1,098) (5) — (122) (1,225) Allowance for credit losses at end of period $8,289 $6,881 $1,451 $46 $22,780 $39,447 Implied loss rate as a percentage of UPB 59 bps 317 bps 44 bps 4 bps 354 bps 146 bps 1. In connection with purchased Rehabilitation loans at carrying value, the Company had unfunded commitments of $ 18 . 5 million, with a separately recorded liability for expected losses of $ 205 , 000 .